Contacts:
Scott R. Jordan (Media) Director, Corporate Development (650) 624-3000	Christopher S. Keenan (Investors) Director, Investor Relations (650) 624-3000

CYTOKINETICS ANNOUNCES THIRD EXTENSION OF RESEARCH TERM
UNDER COLLABORATION WITH GLAXOSMITHKLINE

South San Francisco, CA, June 19, 2008 – Cytokinetics, Incorporated (Nasdaq: CYTK) announced that it has agreed to extend the research term under its strategic alliance with GlaxoSmithKline (GSK) to continue research activities focused towards the mitotic kinesin centromere-associated protein E (CENP-E). The strategic alliance, initiated in June 2001, included an initial five-year research term and has been extended on two prior occasions, in each case with the objective to conduct joint research directed towards CENP-E. The companies have agreed again to extend the research program for an additional year, during which each company, at its own expense, will continue to perform translational research directed towards CENP-E in accordance with an agreed plan.

CENP-E is a mitotic kinesin directly involved in coupling the mechanics of mitosis with the mitotic checkpoint signaling machinery, thereby regulating cell proliferation. CENP-E is essential for prometaphase chromosome movements that contribute to proper chromosome alignment. Both these processes are essential to cell proliferation. Preventing cell proliferation by disrupting mitosis is a validated approach to treating patients with cancer. GSK-923295, a CENP-E inhibitor which arose from joint research between Cytokinetics and GSK under the strategic alliance, is currently in a Phase I clinical trial under GSK’s sponsorship.

“We are pleased to again extend our collaborative research with GlaxoSmithKline,” stated David J. Morgans, Jr., Executive Vice President, Preclinical Research and Development, Cytokinetics. “Translational research directed to CENP-E has informed clinical development activities for GSK-923295. We look forward to continuing these joint activities which are intended to broaden our knowledge base around CENP-E and lend support to Phase II clinical development planning activities relating to GSK-923295.”

Background on Cytokinetics and GlaxoSmithKline Strategic Alliance

In June 2001, Cytokinetics and GSK entered into a broad strategic alliance to discover, develop and commercialize novel small molecule therapeutics targeting mitotic kinesins for applications in the treatment of cancer and other diseases. The strategic alliance has generated three drug candidates in clinical development, ispinesib and SB-743921, which both target kinesin spindle protein (KSP), and GSK-923295, which targets CENP-E. In June 2006, June 2007 and June 2008, Cytokinetics announced one-year extensions of the research term of this strategic alliance, beyond the original minimum term of five years, to continue activities focused towards translational research directed to CENP-E. Under a November 2006 amendment to its collaboration and license agreement with GSK, Cytokinetics assumed responsibility for the costs and activities associated with the continued development of ispinesib and SB-743921, subject to GSK’s option to resume responsibility for some or all development and commercialization activities associated with each of these novel drug candidates, exercisable during a defined period. The November 2006 amendment superseded a September 2005 amendment to the collaboration and license agreement, which specifically related to SB-743921.

Background on Mitotic Kinesin Inhibitors

Since their introduction over 40 years ago, anti-mitotic drugs (taxanes and vinca alkaloids) have advanced the treatment of cancer and are commonly used for the treatment of several tumor types. However, these drugs have demonstrated limited treatment benefit against certain cancers. In addition, these drugs target tubulin, a cytoskeletal protein involved not only in mitosis and cell proliferation, but also in other important cellular functions. Inhibition of these other cellular functions produces dose-limiting toxicities such as peripheral neuropathy, an impairment of peripheral nervous system function. Neuropathies are thought to result when these drugs interfere with the dynamics of microtubule filaments that are responsible for the long-distance transport of important cellular components within nerve cells.

Mitotic kinesins are proteins essential to mitosis, and, unlike tubulin, appear to have no role in unrelated cellular functions. Cytokinetics believes that drugs that inhibit KSP, CENP-E and other mitotic kinesins may represent the next generation of anti-mitotic cancer drugs by arresting mitosis and cell proliferation without impacting unrelated, normal cellular functions, thereby avoiding many of the toxicities commonly experienced by patients treated with existing anti-mitotic drugs.

About Cytokinetics

Cytokinetics is a biopharmaceutical company focused on the discovery, development and commercialization of novel small molecule drugs that may address areas of significant unmet clinical needs. Cytokinetics’ development activities are primarily directed to advancing multiple drug candidates through clinical trials with the objective of determining the intended pharmacodynamic effect or effects in two principal diseases: heart failure and cancer. Cytokinetics’ cardiovascular disease program is focused to cardiac myosin, a motor protein essential to cardiac muscle contraction. Cytokinetics’ lead compound from this program, CK-1827452, a novel small molecule cardiac myosin activator, entered Phase II clinical trials for the treatment of heart failure in 2007. Under a strategic alliance established in 2006, Cytokinetics and Amgen Inc. are performing joint research focused on identifying and characterizing activators of cardiac myosin as back-up and follow-on potential drug candidates to CK-1827452. Amgen has obtained an option for an exclusive license to develop and commercialize CK-1827452, subject to Cytokinetics’ development and commercial participation rights. Cytokinetics’ cancer program is focused on mitotic kinesins, a family of motor proteins essential to cell division. Under a strategic alliance established in 2001, Cytokinetics and GlaxoSmithKline (GSK) are conducting research and development activities focused on the potential treatment of cancer. Cytokinetics is developing two novel drug candidates that have arisen from this program, ispinesib and SB-743921, each a novel inhibitor of kinesin spindle protein (KSP), a mitotic kinesin. Cytokinetics believes clinical activity for ispinesib has been observed in Phase II monotherapy clinical trials in breast cancer, ovarian cancer and non-small cell lung cancer and recently initiated an additional Phase I/II clinical trial of ispinesib as monotherapy as a first-line treatment in chemotherapy-naïve patients with locally advanced or metastatic breast cancer on a more dose-dense schedule than previously studied. Cytokinetics is also conducting a Phase I/II trial of SB-743921 on a similar more dose-dense schedule in non-Hodgkin and Hodgkin lymphomas. GSK has obtained an option for the joint development and commercialization of ispinesib and SB-743921. Cytokinetics and GSK are conducting collaborative research activities directed to the mitotic kinesin centromere-associated protein E (CENP-E). GSK-923295, a CENP-E inhibitor, is being developed under the strategic alliance by GSK, subject to Cytokinetics’ option to co-fund certain later-stage development activities and to co-promote any resulting approved drug in North America. GSK began a Phase I clinical trial with GSK-923295 in 2007. In April 2008, Cytokinetics announced the selection of a potential drug candidate directed towards skeletal muscle contractility which may be developed as a potential treatment for skeletal muscle weakness associated with neuromuscular diseases or other conditions. All of these drug candidates and potential drug candidates have arisen from Cytokinetics’ research activities and are directed towards the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Cytokinetics’ focus on the cytoskeleton enables it to develop novel and potentially safer and more effective classes of drugs directed at treatments for cancer and cardiovascular and other diseases. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act.  Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and its partners’ research and development programs, the potential benefits of Cytokinetics’ drug candidates and potential drug candidates and the enabling capabilities of Cytokinetics’ cytoskeletal focus. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential difficulties or delays in the development, testing, regulatory approval or production of Cytokinetics’ drug candidates that could slow or prevent clinical development, product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; GSK may decide to postpone or discontinue development activities for GSK-923295, Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products, standards of care may change, others may introduce products or alternative therapies for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target, and risks and uncertainties relating to the timing and receipt of payments from our partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

###